SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 14, 2005

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                             SIGA TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                      0-23047                 13-3864870
(State or other jurisdiction of   (Commission file number)    (I.R.S. employer
 incorporation or organization)                              identification no.)


    420 Lexington Avenue, Suite 408                                 10170
           New York, New York                                     (Zip code)
 (Address of principal executive offices)

       Registrant's telephone number, including area code: (212) 672-9100


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

            On September 14, 2005, SIGA Technologies, Inc., a Delaware corporation ("SIGA"), entered into an agreement with Saint Louis University for the continued development of SIGA's smallpox drug (SIGA-246). The agreement is funded through the National Institutes of Health. Under the terms of the agreement, SIGA will receive approximately $1 million to support specific aspects of the preclinical development of SIGA's oral anti-smallpox drug SIGA-246. A copy of the agreement is attached hereto as Exhibit 10.1, which is incorporated into this Item 1.01 by reference.

            On September 20, 2005, SIGA issued a press release announcing that it had entered into the agreement with Saint Louis University. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(c)      Exhibits

Exhibit No.   Description
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10.1          Agreement, dated as of September 14, 2005, between Saint Louis
              University and SIGA.

99.1          Press Release, dated September 20, 2005.








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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SIGA TECHNOLOGIES, INC.


                              By: /s/ Thomas N. Konatich
                                 ----------------------------------
                                 Name:  Thomas N. Konatich
                                 Title: Chief Financial Officer


Date: September 20, 2005





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